                                                                   Exhibit 10.45

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                LICENSE AGREEMENT

      AGREEMENT, dated January 1, 1995, between THE TRUSTEES OF COLUMBIA UNIVERSITY IN THE CITY OF NEW YORK, a New York corporation ("Columbia"), and ONTOGENY, INC., a Massachusetts corporation ("Ontogeny").

      1. Definitions.

            a. "Affiliate" shall mean any corporation or other business entity which directly or indirectly controls, is controlled by, or is under common control with Ontogeny. Control means ownership or other beneficial interest in 50% or more of the voting stock or other voting interest of a corporation or other business entity.

            b. "Licensed Patents" shall mean (i) the patent application United States Serial No. 108/202,040 entitled "DNA Encoding A Vertebrate Homolog of Hedgehog, Vhh-1, Expressed By the Notochord and Uses Thereof" filed February 25, 1994 and any corresponding foreign patent application or related foreign document, including any division, continuation, continuation-in-part, substitute, renewal, reissue, extension, confirmation, reexamination or registration thereof and any patent issuing thereon including any substitute, renewal, reissue, extension, confirmation, reexamination or registration thereof; and (ii) any United States patent application or foreign patent application or related foreign document, including any division, continuation, continuation-in-part, substitute, renewal, reissue, extension, confirmation, reexamination or registration thereof and any patent issuing thereon including any substitute, renewal, reissue, extension, confirmation, reexamination or registration thereof which is owned or controlled, in whole or in part, by Columbia.

            c. "Licensed Products" shall mean any product, which includes the protein, its fragments, covalent derivatives or antibodies to the protein, the manufacture, use, sale, rental or lease of which is covered by a claim of an issued patent included in the Licensed Patents which has neither expired nor been declared invalid by a court from which no appeal has or can be taken.

            d. "Licensed Research Information" shall mean proprietary information and materials (including any chemical compound or substances, biological cell, or component thereof, whether derived from biological material or synthesized) substantially relating to the invention covered by a Licensed Patent but not covered by a claim of such Licensed Patent that is furnished to Ontogeny and (i) was developed at Columbia under the direction of Dr. Jessell prior to the effective date of this Agreement; or (ii) arises from, and is developed by Dr. Jessell in the course of their research activities at Columbia. Licensed Research Information shall be set forth as Appendix A, as amended from time to time by agreement of the parties.

            e. "Milestone Products" shall mean any therapeutic product that is not a Licensed Product and that (a) is an agonist or antagonist to a protein covered by the Licensed Patents or to any fragments, covalent derivatives or antibodies of such protein, or (b) incorporates a material part of, or could not have been developed without the use, of Licensed Research Information.

            f. "Net Sales" shall mean all fees or other payments invoiced by Ontogeny or an Affiliate for the use, sale, rental or lease of Licensed Products, less returns and customary trade discounts actually taken, outbound freight, value added, sales or use taxes and custom duties. In the case of sale, rental, lease or use of Licensed Products by an Affiliate, Net Sales shall be based upon the Net Sales of the Affiliate. In the case of a sale of Licensed Products by Ontogeny to a sublicensee for resale by the sublicensee, Net Sales shall be based solely on the Net Sales of the sublicensee and shall not include the sale by Ontogeny to the sublicensee.

            g. "Sublicensees" shall mean third parties to whom Ontogeny has granted sublicenses pursuant to this Agreement.

      2. License Grant.

            a. Columbia grants to Ontogeny, upon and subject to all the terms and conditions of this Agreement.

            (i) a worldwide exclusive license under the Licensed Patents to manufacture, use, sell, rent or lease Licensed Products for the term provided under Section 14 hereof;

            (ii) a worldwide exclusive license to any Licensed Research Information until such time as it is published or otherwise publicly distributed and thereafter a non-exclusive license thereto. Columbia shall notify Ontogeny a sufficient period of time prior to any publication of the licensed Research Information so that Ontogeny can, if it deems appropriate, request Columbia to file a patent application with respect to such Licensed Research Information.

            b. Columbia grants to Ontogeny the right to sublicense third parties, provided that the terms and provisions of this Agreement are met where applicable, that the Sublicense includes a provision that it is subject to the terms of this Agreement, and that Ontogeny obtains Columbia's approval of any proposed sublicensee prior to execution, which approval shall not be unreasonably withheld by Columbia. Ontogeny may from time to time provide to Columbia a written notice describing one or more potential sublicensees, and Columbia shall be deemed to have approved for the purposes of this Subsection 2(b) each such sublicensee except to the extent that Columbia notifies Ontogeny, within 30 days after its receipt of such notice, that it does not approve of any specific sublicensee or sublicensees. Any notice provided by Ontogeny hereunder must refer to this Subsection 2(b) and to the 30-day period referred to herein.

            c. To the extent any invention covered by a Licensed Patent, or any Licensed Research Information arises from foundation or federally funded research, as specified by Columbia in Appendix B, all rights granted by Columbia to Ontogeny under this Section 2 and under this Agreement are subject to the requirements 35 U.S.C. ss.ss. 200 et seq. and implementing regulations. To the extent required by applicable government regulations, Ontogeny agrees that any Licensed Products embodying any invention arising from federally funded research or produced through the use of any such invention that are used, sold, rented or leased by the Ontogeny, an Affiliate or a Sublicensee in the United States will be manufactured substantially in the United States.

      3. Royalties and Payments.

            a. In consideration of the license granted under Section 2(a) of this Agreement, Ontogeny shall pay to Columbia:

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

            (i) a license fee of [**] upon execution of the Agreement and an additional [**] on the one-year anniversary of signing this Agreement.

            (ii) a royalty of [**] of Net Sales of Licensed Products made by Ontogeny or an Affiliate or a sublicensee anywhere in the world.

            (iii) at the earlier of the marketing of the Licensed Product or [**], a minimum annual royalty payment of [**]. [**] of such amount will be credited against earned royalties. This minimum payment shall be required for [**]; and

            (iv) the patent expense incurred to date by Columbia and all reasonable future patent expenses related to Licensed Patents incurred by Columbia.

            b. If Ontogeny, its Affiliates or Sublicenses, in order to make, use, sell or otherwise exploit the Licensed Products in any jurisdiction, reasonably determines that it must make royalty payments ("Third Party Payments") to one or more independent third parties to obtain a license or similar right to make, use, sell or otherwise exploit the Licensed Products, excluding royalties payable to Harvard University, Ontogeny may reduce the royalty due to Columbia by one-third of such Third Party Payments, but in no event shall any such payment due to Columbia be reduced by more than [**] as a result of such reduction.

            c. With respect to Milestone Products, Ontogeny shall pay to Columbia the amounts set forth below at the following milestones:

                    Phase 2 clinical
                    completion                      $[**]

                    NDA Filing                      $[**]

                    Product Sales Initiation        $[**]

      4. Reports and Payments.

            a. Following market introduction of the first Licensed Product, on or before the last business day of February, May, August and November of each year of this Agreement, Ontogeny shall submit to Columbia a written report with respect to the preceding calendar quarter (the "Payment Report") stating:

            (i) Net Sales made by Ontogeny and any Affiliate during such quarter for Licensed Products;

            (ii) Amounts accruing to Ontogeny from its Sublicensees during such quarter;

            (iii) Net Sales made by Sublicensees during such quarter; and

            (iv) A calculation under Section 3 of the amounts due to Columbia, making reference to each subsection. Simultaneously with the submission of each Payment Report, Ontogeny shall make payments to Columbia of the amounts due for the calendar quarter covered by the Payment Report.

            b. Ontogeny shall maintain at its principal office usual books of account and records showing its actions under this Agreement. Upon reasonable notice, such books and records shall be open to inspection and copying, during usual business hours, by an independent certified public accountant to whom Ontogeny has no reasonable objection, for two years after the calendar quarter to which they pertain, for purposes of verifying the accuracy of the amounts paid by Ontogeny under this Agreement.

      5. Use for Research Purposes of Licenses Granted. Columbia reserves the right to use the Licensed Patents and Licensed Research Information for research purposes and to permit other entities or individuals to use same for research purposes. Columbia shall obtain from all such entities or individuals an agreement in writing not to use the Licensed Patents or Licensed Research Information for commercial purposes and shall inform Ontogeny of the identity of such entities or individuals.

      6. Reasonable Commercial Efforts.

            a. Ontogeny shall use its reasonable commercial efforts to develop and market Licensed Products for commercial sale and distribution throughout the world, and shall provide Columbia with annual reports on its research and development efforts.

            b. If Ontogeny fails to devote reasonable commercial efforts toward the development or commercialization of a Licensed Product, Columbia may convert the license granted hereunder to a non-exclusive license or terminate the license granted hereunder and all rights will be returned to Columbia. If Columbia elects to terminate the license or convert the license to a non-exclusive license, Columbia shall provide written notice to Ontogeny of its decision and Ontogeny shall have 90 days to cure its lack of reasonable commercial efforts to Columbia's reasonable satisfaction.

      7. Infringement.

            a. Columbia will protect its Licensed Patents from infringement and prosecute infringers at its own expense when in its sole judgment such action may be reasonably necessary, proper and justified.

            b. If Ontogeny shall have supplied Columbia with written evidence demonstrating to Columbia's satisfaction prima facie infringement of a claim of a Licensed Patent by a third party selling products in competition with Ontogeny or any of its Affiliates or Sublicensees, Ontogeny may by notice request Columbia to take steps to protect the Licensed Patent. Unless Columbia shall within three months of the receipt of such notice either (i) cause such infringement to terminate or (ii) initiate legal proceedings against the infringer, Ontogeny, may upon notice to Columbia initiate legal proceedings against the infringer at Ontogeny's expense. In such event Ontogeny may deduct from payments due hereunder to Columbia reasonable costs and legal fees incurred to conduct such proceedings, but in no event shall any such payments be reduced by more than 50 percent of the amount otherwise due to Columbia hereunder. Any recovery by Ontogeny in such proceedings shall first be used to reimburse Ontogeny for reasonable costs and legal fees incurred to conduct such proceedings and next to pay any amounts withheld from Columbia by Ontogeny under this Section 7 during the pendency of the proceedings. The balance shall be divided 90% to Ontogeny and 10% to Columbia.

            c. In the event one party shall initiate or carry on legal proceedings to enforce any Licensed Patent against an alleged infringer, the other party shall use its best efforts to fully cooperate with and shall supply all assistance reasonably requested by the party initiating or carrying on such proceedings. The party which institutes any proceeding to protect or enforce a Licensed Patent shall have sole control of that proceeding and shall bear the reasonable expenses incurred by said other party in providing such assistance and cooperation as is requested pursuant to this paragraph.

      8. Warranty; Representations. Nothing in this Agreement shall be construed as a warranty or representation by either party as to the validity of any Licensed Patent. Nothing in this Agreement shall be construed as a warranty or representation by either party that anything made, used, sold or otherwise disposed of under any license granted under this Agreement is or will be free from infringement of domestic or foreign patents of other parties.

            Columbia Represents that it has the sole and full authority to grant to Ontogeny the license to the Licensed Patents granted hereunder.

      9. Prohibition Against Use of Name. Ontogeny will not use the name, insignia or symbols of Columbia, its faculties or departments, or any variation or combination thereof, or the name of any trustee, faculty member, other employee or student of Columbia for any purpose whatsoever without Columbia's prior written consent, provided that Ontogeny may state that it is a licensee of Columbia and that Dr. Jessell is a member of its Scientific Advisory Board.

      10. Compliance with Governmental Obligations.

            a. Notwithstanding any provisions in this Agreement, Columbia disclaims any obligations or liabilities to government authorities arising under the license provisions of this Agreement if Ontogeny is charged in a governmental action for not complying with or fails to comply with governmental regulations in the course of taking effective steps to bring any Licensed Product to a point of practical application.

            b. Ontogeny shall comply upon reasonable notice from Columbia with all governmental requests directed to either Columbia or Ontogeny and provide all information and assistance necessary to comply with the governmental requests.

            c. Ontogeny shall insure that research, development, and marketing under this Agreement will comply with all government regulations in force and effect including, but not limited to, Federal, state and municipal legislation.

      11. Indemnity and Insurance.

            a. Ontogeny will indemnify, defend and hold Columbia harmless against any and all actions, suits, claims, demands, prosecutions, liabilities, costs and expenses (including reasonable attorneys' fees) based on or arising out of the development, manufacture, packaging, use, sale, rental or lease of Licensed Products, even if altered for use for a purpose not intended, or use of Licensed Patents or Licensed Research Information by Ontogeny, its Affiliates, its Sublicensees or its (or their) customers and any representation made or warranty given by Ontogeny, its Affiliates or Sublicensees with respect to Licensed Products.

            b. Ontogeny shall maintain, during the term of this Agreement, comprehensive general liability insurance, including products liability insurance, with reputable and financially secure insurance carriers acceptable to Columbia to cover the activities of Ontogeny, its Affiliates and its Sublicensees, for minimum limits of $2,000,000 combined single limit for bodily injury and property damage per occurrence and in the aggregate. Such insurance shall include Columbia, its trustees, directors, officers, employees, and agents as additional insureds. Ontogeny shall furnish a certificate of insurance evidencing such coverage, with thirty days' written notice to Columbia of cancellation or material change.

            The Ontogeny insurance shall be primary coverage; any insurance Columbia may purchase shall be excess and noncontributory. Such insurance shall be written to cover claims incurred, discovered, manifested, or made during or after the expiration of this Agreement.

            Ontogeny shall at all times comply with all statutory workers' compensation and employers' liability requirements covering its employees with respect to activities performed under this Agreement.

      12. Marketing.

            a. Prior to the issuance of patents, Ontogeny will mark Licensed Products made, sold, or otherwise disposed of by it under the license granted in this Agreement with the words "Patent Pending", and following the issuance of one or more patents, with the numbers of such patents.

            b. Columbia's counsel will directly notify Ontogeny and provide copies of any official communications from the United States and foreign patent offices relating to said prosecution. Columbia's counsel shall also provide Ontogeny with advance copies of all relevant communications to the various patent offices, so that Ontogeny may be informed and apprised for the continuing prosecution of patent applications in Licensed Patents. Ontogeny shall have reasonable opportunities to participate in decision making on all key decisions affecting filing, prosecution and maintenance of patents and patent applications in Licensed Patents including, without limitation, the right to approve or disapprove the abandonment of any patent or claims thereof and Columbia will use reasonable efforts to incorporate Ontogeny's reasonable suggestions regarding said prosecution. Columbia shall use all reasonable efforts to amend any patent application to include claims reasonably requested by Ontogeny to protect Licensed Products.

            c. Columbia and Ontogeny agree to cooperate fully in the preparation, filing, prosecution and maintenance of Licensed Patents and of all patents and patent applications licensed to Columbia hereunder, executing all papers and instruments or requiring members of Columbia or Ontogeny execute such papers and instruments so as to enable Columbia to apply for, to prosecute and to maintain patent applications and patents in Columbia's name in any country.

            d. If Ontogeny elects no longer to pay the expenses of a patent application or patent included within Licensed Patents, Ontogeny shall notify Columbia not less than sixty (60) days prior to such action, such date being at least thirty (30) days prior to any pending action or expenditure.

      13. Breach and Cure.

            a. In addition to applicable legal standards, Ontogeny, shall be considered to be in material breach of this Agreement for (i) failure to pay fully and promptly amounts due pursuant to Section 3 and payable pursuant to
Section 4; or (ii) failure to comply with governmental requests directed to Columbia or Ontogeny pursuant to Section 10(b).

            b. Either party shall have the right to cure its material breach. The cure shall be effected within a reasonable period of time but in no event later than thirty days after notice of any other breach given by the non-breaching party.

      14. Term of Agreement.

            a. This Agreement shall be effective as of the date first set forth above and shall continue in full force and effect until its expiration or termination in accordance with this Section 14.

            b. Unless terminated earlier under any provision of this Agreement, the term of the exclusive license granted under the Licensed Patents shall extend until the expiration of the last to expire of the Licensed Patents or fifteen years from the effective date hereof.

            c. The license granted under this Agreement may be terminated by Columbia (i) upon thirty days' written notice to Ontogeny if Columbia elects to terminate in accordance with Section 6(b), (ii) upon sixty days' written notice to Ontogeny for Ontogeny's material breach of the Agreement and Ontogeny's failure to cure such material breach in accordance with Section 13(b), or (iii) should Ontogeny commit any act of bankruptcy, become insolvent, file a petition under any bankruptcy or insolvency act or have any such petition filed against it.

            d. After the payment by Ontogeny to Columbia of the total $100,000 license fee, this Agreement may be terminated by Ontogeny upon 60 days written notice to Columbia.

            e. Upon any termination of this Agreement pursuant to Section 14(c)
(i) or (ii) or Section 14(d), all sublicenses granted by Ontogeny under it shall be assigned to Columbia.

      15. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if sent by certified mail (return receipt requested), postage prepaid, if to Columbia, to:

                                             Columbia Innovation Enterprise
                                             363 Engineering Terrace
                                             Columbia University
                                             New York, New York 10027

                    copy to:                 General Counsel
                                             Columbia University
                                             110 Low Memorial Library
                                             New York, New York  10027
                    if to Ontogeny, to:      William W. Helman
                                             Ontogeny, Inc.
                                             One Kendall Square
                                             Building 600
                                             Cambridge, MA  02139

                    copy to:                 Mark G. Borden, Esq.
                                             Hale and Dorr LLP
                                             60 State Street
                                             Boston, MA  02109

or to such other address as a party may specify by notice hereunder.

      16. Assignment. This Agreement may not be assigned without the written consent of the other party.

      17. Governing Law. This Agreement shall be governed by New York law applicable to agreements made and to be performed in New York.

      IN WITNESS THEREOF, Columbia and have caused this Agreement to be executed by their duly authorized representatives as of the day and year first written above.


                                          THE TRUSTEES OF COLUMBIA
                                          UNIVERSITY IN THE CITY OF NEW YORK

                                          By    /s/
                                            ------------------------------------


                                          ONTOGENY INC.

                                          By    /s/
                                            ------------------------------------

Columbia/Ontogeny Hedgehog Agreement

                                   APPENDIX A

                         LICENSED RESEARCH INFORMATION

1.    Sequence of vhh-1 in rat, zebrafish (Roelink et al., 1994).

2. Expertise on floorplate, motor neuron and forebrain neuron induction assays (see Roelink et al., 1994, Ericson et al., 1995).

3. Expertise on expression of functional forms of vhh-1 in mammalian cell lines (Roelink et al., 1994; Ericson et al., 1995).

4. Information contained in the February 24, 1995 PCT of the continuation-in-part of United States Patent Application Serial No. 08/202,040 filed February 25,1994.

Columbia/Ontogeny Hedgehog Agreement

                                   APPENDIX B

           Foundations And Federal Agencies That Provided Funding For
                Licensed Patent And Licensed Research Information

T. M. Jessell
      Howard Hughes Medical Institute

J. Dodd
      N. I. H. Grant NS-30532

T. Edlund
      Swedish Medical Research Council

M. Placzek
      Medical Research Council, U.K.

CIE Columbia Innovation Enterprise

                                          July 19, 1995

Mr. William W. Helman
Greylock Management Corporation
One Federal Street, 26th Floor
Boston, Massachusetts 02110-2065

      Re:   Ontogeny/Hedgehog Agreement

Dear Mr. Helman:

      Reference is made to the License Agreement between The Trustees of Columbia University in the City of New York (the "University") and Ontogeny, Inc. ("Ontogeny"), dated as of January 1, 1995 (the "License Agreement").

      The University and Ontogeny wish to execute this letter agreement (the "Amendment") to amend the License Agreement to add the Howard Hughes Medical Institute as an indemnitee under the indemnity granted by Ontogeny pursuant to Paragraph 11 of the License Agreement.

      NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound hereby, the University and Ontogeny agree as follows:

      Subparagraph a. of Paragraph 11 of the License Agreement is hereby deleted and the following substituted in its place:

            a. Ontogeny will indemnify, defend and hold the University and the Howard Hughes Medical Institute harmless against any and all actions, suits, claims, demands, prosecutions, liabilities, costs and expenses (including reasonable attorneys' fees) based on or arising out of the development, manufacture, packaging, use, sale, rental or lease of Licensed Products, even if altered for use for a purpose not intended, or use of Licensed Patents or Licensed Research Information by Ontogeny, its Affiliates, its Sublicensees or its (or their) customers and any representation made or warranty given by Ontogeny, its Affiliates or sublicensees with respect to Licensed Products.

      Except as expressly provided above, the License Agreement shall remain in full force and effect, and, except as amended by this Amendment, the License Agreement is ratified and confirmed in all respects.

      If the foregoing accurately reflects our understanding, please execute this Amendment in the space indicated below, whereupon this Amendment will become a legally binding agreement between us, to be effective as of the date first above written.

                                          Very truly yours,

                                          THE TRUSTEES OF COLUMBIA UNIVERSITY


                                          By  /s/  Jack M. Granowitz
                                            ------------------------------------
                                                Jack M. Granowitz
                                                Director,
                                                Columbia University

ACCEPTED AND AGREED:
ONTOGENY, INC.


By  /s/
-------------------------------

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                      AMENDMENT NO. 2 TO LICENSE AGREEMENT

      This AMENDMENT No. 2 is made as of this 30th day of August, 1996, by and between THE TRUSTEES OF COLUMBIA University in the City of New York, a New York Corporation ("Columbia"), and ONTOGENY, INC., a Delaware corporation ("Ontogeny").

      WHEREAS, Columbia and Ontogeny are parties to a License Agreement, dated as of January 1, 1995 (the "License Agreement"); and

      WHEREAS Columbia and Ontogeny wish to amend the License Agreement as hereafter provided.

      NOW, THEREFORE, in consideration of the mutual covenants of Columbia and Ontogeny and further good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Columbia and Ontogeny, intending to be legally bound, hereby agree as follows:

1. The definition of "Net Sales" contained in Section 1 of the License Agreement is hereby amended to read in full as follows:

            "f. 'Net Sales' shall mean all fees or other payments invoiced by Ontogeny or an Affiliate for the use, sale, rental or lease of Licensed Products, less returns and customary trade discounts actually taken, outbound freight, value added, sales or use taxes and custom duties. In the case of sale, rental, lease or use of Licensed Products by an Affiliate, Net Sales shall be based upon the Net Sales of the Affiliate.

2. Section 3.a. of the License Agreement is hereby amended to read in full as follows:

            "a. In consideration of the license granted under Section 2 (a) of this Agreement, Ontogeny shall pay to Columbia:

            (i) a license fee of [**] upon execution of the License Agreement and an additional [**] on the one year anniversary of the signing the License Agreement. Columbia hereby acknowledges receipt of both [**] payments; and

            (ii) a royalty of [**] of Net Sales of Licensed Products made by Ontogeny or an Affiliate anywhere in the world; and

            (iii) if Ontogeny grants a sublicense under the License Agreement to a sublicensee (other than an Affiliate), Ontogeny shall pay to Columbia [**] of any royalties, fees or other amounts received by Ontogeny or its Affiliates as a result of the sublicensee's development or sale of Licensed Products, excluding (x) amounts paid in partial or fall consideration of equity of Ontogeny or its Affiliates, (y) amounts paid to fund research and development activities conducted by Ontogeny or its Affiliates, and (z) non-monetary considerations, including, without limitation patent expenses, equity securities, licenses, technical assistance, marketing cooperation, intellectual property rights, noncompetition covenants and the like; and

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

            (iv) beginning at the earlier of the first commercial marketing of any Licensed Product or [**], a minimum annual royalty payment of [**]. [**] of such amount will be credited against earned royalties. This minimum payment shall be required for [**] years; and

            (v) the patent expense incurred to date by Columbia and all reasonable future patent expenses related to Licensed Patents incurred by Columbia.

3. Section 3.b. of the License Agreement is hereby amended to read in full as follows:

            "If Ontogeny or its Affiliates, in order to make, use, sell or otherwise exploit the Licensed Products in any jurisdiction, reasonably determines that it must make royalty payments ("Third Party Payments") to one or more independent third parties to obtain a license or similar right to make, use, sell or otherwise exploit the Licensed Product, excluding royalties payable to Harvard University, Ontogeny may reduce the royalty due to Columbia by one-third of such Third Party Payments, but in no event shall any such payment due to Columbia be reduced by more than [**] as a result of such reduction."

4. Section 3.c. of the License Agreement is hereby amended to read in full as follows:

            "With respect to Milestone Products, Ontogeny shall pay to Columbia the following payments and shall not pay the amounts specified in
            Section 3.a.(iii). Such amounts are set forth below at the following milestones:

            Phase 2 clinical completion      $[**]
            NDA Filing                       $[**]
            Product Sales Initiation         $[**]

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

5. The "Notice to Ontogeny" in Section 15 of the License Agreement is hereby amended to read in full as follows:

            if to Ontogeny, to:          Chief Executive Officer
                                         Ontogeny, Inc.
                                         45 Moulton Street
                                         Cambridge, MA  02138-1118

            copy to:                     Mark G. Borden, Esq.
                                         Hale and Dorr LLP
                                         60 State Street
                                         Boston, MA  02109

6. The "Notice to Columbia" in Section 15 of the License Agreement is hereby amended to read in full as follows:

            if to Columbia, to:          Columbia Innovation Enterprise
                                         500 West 120th Street
                                         Columbia University
                                         New York, NY  10027

            copy to:                     General Counsel
                                         Columbia University
                                         110 Lowell Memorial Library
                                         New York, NY  10027

7. If the terms of this Amendment are agreed to and executed by Columbia Innovation Enterprise on or before August 31, 1996, Ontogeny shall pay Columbia [**].

8. Except as expressly amended by this Amendment No. 2, the License Agreement shall remain in full force and effect as the same was in effect immediately prior to the effectiveness of this Amendment No. 2.

9. This Amendment No. 2 shall be governed by, and construed on the same basis as the License Agreement, as set forth therein.

      IN WITNESS WHEREOF, each of the parties hereto has fully executed this Amendment No. 2 all as of the day and year first above written.

                              THE TRUSTEES OF COLUMBIA UNIVERSITY IN THE CITY OF NEW YORK

                              By  /s/  Jack M. Granowitz
                                 -----------------------------------------------
                                    Jack M. Granowitz
                                    Director,


                              ONTOGENY, INC.

                              By  /s/  Thomas D. Ingolia
                                 -----------------------------------------------
                                    Thomas D. Ingolia, Ph.D
                                    Senior Vice President